Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated June 28, 2017, with respect to the financial statements and supplemental schedule included in the Annual Report of Fortune Brands Home & Security Hourly Employee Retirement Savings Plan on Form 11-K for the year ended December 31, 2016. We hereby consent to the incorporation by reference of said report in the Registration Statement of Fortune Brands Home & Security, Inc. on Form S-8 (Registration No. 333-177163).

/s/ Grant Thornton LLP

Chicago, Illinois

June 28, 2017